Exhibit 99.1

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

ITEM 12.           Security Ownership of Certain Beneficial Owners

As of December 29, 2001, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL HOLDERS	AMOUNT OF BENEFICIAL OWNERSHIP (ORIGINAL PRINCIPAL)	% CLASS
Class A1*	American Express Trust Company 929 AXP Financial Center Minneapolis, Minnesota 55474	$31,010,000	15.5%

	Bank of New York 925 Patterson Plank Road Secaucus, New Jersey 07094	$12,535,000	6.3%

	Bankers Trust Company 648 Grassmere Park Road Nashville, Tennessee 37211	$16,835,000	8.4%

	Barclays Global Investors N.A./ Investors Bank & Trust 980 9th Street, 6th Floor Sacramento, CA 95814	$58,400,000	29.2%

	Boston Safe Deposit and Trust Company 525 William Penn Place Suite 3631 Pittsburgh, PA 15259	$18,685,000	9.3%

	JP Morgan Chase c/o JP Morgan Investors Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, TX 75254	$10,180,000	5.1%

	Prudential Securities Custody c/o ADP Proxy Services Edgewood, NY 11717	$10,000,000	5%

	SSB Trust – Custody 225 Franklin Street Boston, MA 02110	$17,800,000	8.9%

Class A2*	Bank of New York 925 Patterson Plank Road Secaucus, NJ 07094	$41,815,000	13.1%

	Bankers Trust Company 648 Grassmere Park Road Nashville, Tennessee 37211	$50,105,000	16%

	Boston Safe Deposit and Trust Company 525 William Penn Place Suite 3631 Pittsburgh, Pennsylvania 15259	$54,685,000	17.2%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75254	$93,025,000	29.3%

	State Street Bank and Trust Company 1776 Heritage Drive Global Corporate Action Unit JAB 5NW North Quincy, Massachusetts 02171	$19,515,000	6.1%

	Wells Fargo Bank Minnesota, N.A. 733 Marquette Avenue N9306-051 Minneapolis, Minnesota 55479	$17,600,000	5.5%

Class A3*	Bank of New York 925 Patterson Plank Road Secaucus, New Jersey 07094	$75,752,000	19.1%

	Bankers Trust Company 648 Grassmere Park Road Nashville, TN 37211	$48,170,000	12.2%

	Boston Safe Deposit and Trust Company 55 William Penn Place Suite 3631 Pittsburgh, PA 15259	$32,555,000	8.2%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75254	$82,710,000	20.9%

	Northern Trust Company 801 S. Canal C-IN Chicago, IL 60607	$23,175,000	5.9%

	State Street Bank and Trust Company Global Corporate Action Unit JAB 5NW 1776 Heritage Drive North Quincy, Massachusetts 02171	$78,070,000	19.7%

Class B*	Bankers Trust Company 648 Grassmere Plank Road Nashville, TN 37211	$4,920,000	6.3%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75254	$48,860,000	62.4%

	State Street Bank and Trust Company Global Corporate Action Unit JAB 5NW 1776 Heritage Drive North Quincy, Massachusetts 02171	$22,907,000	29.3%

Class C*	Bank of New York 525 Patterson Plank Road Secaucus, NJ 07094	$6,000,000	8.4%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75254	$45,512,000	63.4%

	Merrill Lynch, Pierce, Fenner & Smith, Inc. 101 Hudson Street 9th Floor Jersey City, NJ 07302	$5,000,000	7.0%

	State Street Bank and Trust Company Global Corporate Action Unit JAB 5NW 1776 Heritage Drive North Quincy, Massachusetts 02171	$4,600,000	6.4%

	Wells Fargo Bank Minnesota, N.A. 733 Marquette Avenue N9306-051 Minneapolis, MN 55479	$5,000,000	7.0%

Class D*	Bank of New York 925 Patterson Plank Road Secaucus, NJ 07094	$19,790,000	27.6%

	Citibank, N.A. 3800 Citibank Center B3-15 Tampa, FL 33610	$20,450,000	28.5%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway 12th Floor Mail Code 121 Dallas, Texas 75254	$11,925,000	16.6%

	JP Morgan Chase Bank/CCSG P.O. Box 2558 Houston, TX 77252	$5,000,000	7.0%

	State Street Bank and Trust Company Global Corporate Action Unit JAB 5NW 1776 Heritage Drive North Quincy, Massachusetts 02171	$5,460,000	7.6%

Class E*	Bank of New York 925 Patterson Plank Road Secaucus, NJ 07094	$14,725,000	75.2%

	Merrill Lynch, Pierce, Fenner & Smith, Inc. – Debt. Sec. 101 Hudson Street, 9th Floor Jersey City, NJ 07302	$2,157,000	11%

	State Street Bank and Trust Company Global Corporate Action Unit JAB 5NW 1776 Heritage Drive North Quincy, Massachusetts 02171	$1,725,000	8.8%

Class F	Cede & Co 55 Water Street New York, New York 10041	$71,800,000.00	100%

Class G	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,813.00	100%

Class H	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,108,964.00	100%

Class IO*	The Bank of New York 928 Patterson Plank Road Secaucus, New Jersey 07094	$120,000,000	9.2%

	Bear Sterns Securities Corp. One Metrotech Center North 4th Floor Brooklyn, NY 11201-3862	$259,382,000	19.9%

	Citibank, N.A. 3800 Citibank Center B3-15 Tampa, Florida 33610	$266,000,000	20.4%

	JP Morgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Pkwy 12th Floor Mail Code 121 Dallas, TX 75254	$165,000,000	12.6%

	LBI-Lehman Government Securities Inc. (LBI) 101 Hudson Street 30th Floor Jersey City, NJ 07302	$150,925,593	11.6%

	Salmon Smith Barney Inc./Salmon Brothers 333 w. 34th Street 3rd Floor New York, NY 10001	$267,477,631	20.1%

Class J	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,483.00	100%

Class K	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,208,964.00	100%

*As of December 31, 2001, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to “Cede & Co.”, the Depository Trust Company’s nominee.  The beneficial ownership of such class disclosed herein is based on a security positions listing of The Depository Trust Company as of December 31, 2001.